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                                                                    Exhibit 99.2


 IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


                               [FALCONSTOR, INC.]

                                FALCONSTOR, INC.
                   Proxy for Special Meeting of Stockholders
                      Solicited by the Board of Directors

   The undersigned hereby appoints Barry Rubenstein and ReiJane Huai, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of common stock of FalconStor, Inc. ("FalconStor") which the undersigned is entitled to vote at the Special Meeting of Stockholders of FalconStor to be held in the offices of FalconStor, located at 125 Baylis Road,
Suite 140, Melville, New York 11747, on                 ,                ,
2001, at       p.m., local time, and at any adjournment thereof, (1) as
hereinafter specified upon the proposals listed below and as more particularly described in the joint proxy statement/prospectus of Network Peripherals Inc.
("NPI") dated                    , 2001, receipt of which is hereby
acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

   A vote FOR the following proposals is recommended by the Board of Directors:

  1.To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of May 4, 2001 (the "Merger Agreement"), by and among FalconStor, Inc., NPI and Empire Acquisition Corp., a wholly-owned subsidiary of NPI ("Merger Sub"), pursuant to which Merger Sub will merge with and into FalconStor. The approval of the adoption of the Merger Agreement will also constitute approval of the merger and the other transactions contemplated by the Merger Agreement, including the conversion to common stock of all outstanding shares of preferred stock immediately prior to the merger.

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

  With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

                                          The shares represented hereby shall
                                          be voted as specified. If no
                                          specification is made, such shares
                                          shall be voted FOR proposal 1.

                                          DATED:_______________________________
                                                 (Be sure to date Proxy)

                                          _____________________________________
                                               (Signature of Stockholder)

                                          _____________________________________
                                                  (Name of Stockholder)

   Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.